Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268143

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 8, 2022)

Up to $50,000,000

Common Stock

This prospectus supplement relates to the issuance and sale of up to $50,000,000 of our common stock, $0.00001 par value per share, from time to time through our sales agent, B. Riley Securities, Inc. (the “Sales Agent”). We have entered into an At Market Issuance Sales Agreement (the “ATM Sales Agreement”) with the Sales Agent relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Sales Agreement, we may offer and sell shares up to $50,000,000 of our common stock from time to time through the Sales Agent.

We are subject to the offering limits in General Instruction I.B.6 of Form S-3. As of July 14, 2025, the aggregate market value of our common stock held by non-affiliates, or public float, calculated for purposes of General Instruction I.B.6 of Form S-3 is $64,907,955, which was calculated based on 1,011,500 shares of our outstanding common stock held by non-affiliates and a price of $64.17 per share, the closing price of our common stock on July 11, 2025, which is the highest closing sale price of our common stock on the Nasdaq Capital Market within the prior 60 days. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding one-third of our public float (as defined by General Instruction I.B.6) in any 12-calendar month period so long as our public float remains below $75.0 million.

As a result of the limitations on the maximum amount of shares that we are eligible to offer and sell under General Instruction I.B.6 of Form S-3, we may currently only offer and sell shares of our common stock having an aggregate offering price of up to $21,635,985 pursuant to the ATM Sales Agreement. However, in the event that our public float increases or decreases, we may sell securities in public primary offerings on Form S-3 with a value up to one-third of our public float, in each case calculated pursuant to General Instruction I.B.6 and subject to the terms of the ATM Sales Agreement. In the event that our public float increases above $75.0 million, we will no longer be subject to the limits in General Instruction I.B.6 of Form S-3.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INKT.” On July 14, 2025, the last reported sale price of the common stock on the Nasdaq Capital Market was $40.61 per share. You are urged to obtain current market quotations for our common stock.

Shares of our common stock covered by this prospectus supplement and the accompanying prospectus may be sold by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). When it receives a sale order from us, the Sales Agent has agreed to use its commercially reasonable efforts to execute on the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation payable to the Sales Agent for sales of common stock sold pursuant to the ATM Sales Agreement will be an aggregate of 3.0% of the gross proceeds of the sales price of common stock sold. We anticipate no other commissions or material expenses for sales under the ATM Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus supplement does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

You should read carefully and consider the “Risk Factors” referenced on page S-5 of this prospectus supplement and the risk factors described in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Sales Agent

B. RILEY SECURITIES

The date of this prospectus supplement is July 15, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process dated November 3, 2022. Under the shelf registration process, we may offer shares of our common stock from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include important information about us, the shares being offered and other information you should know before investing in our common stock.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement and the accompanying prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “MiNK” mean, collectively, MiNK Therapeutics, Inc. and its subsidiaries and their predecessors.

This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider before investing in our securities. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement and the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement.

Our Business

We are a clinical-stage biopharmaceutical company developing first-in-class, off-the-shelf invariant natural killer T (iNKT) cell therapies designed to treat cancer and immune-mediated diseases. Our therapies are based on a proprietary platform of allogeneic, ex-vivo expanded iNKT cells—cells that are designed to uniquely combine the precision and memory of adaptive T cells with the speed and potency of natural killer (NK) cells. This rare biology is designed to allow iNKT cells to navigate tissues, eliminate tumors and infected cells, and reprogram the immune environment—all without graft-versus-host disease (GVHD).

We believe iNKT cells represent an optimal platform for off-the-shelf cellular immunotherapy. Unlike conventional T or NK cell therapies, our iNKT cells can persist without lymphodepletion and function without the need for human leukocyte antigen (HLA) matching. This allows for scalable, repeatable, and widely accessible treatment options in indications with significant unmet need.

Our approach includes the development of both native and engineered iNKT cell therapies. Our pipeline includes wholly owned and exclusively licensed assets targeting solid tumors, pulmonary immune failure, and immune-related disorders. We have also developed a proprietary neoantigen library that supports personalized TCR development by identifying patient-specific tumor signatures. These insights can be used to create highly tailored TCR-iNKT therapies, enabling precision targeting across cancers and complex immune pathologies.

Our lead product candidate, agenT-797, is an allogeneic, native iNKT cell therapy in development for both oncology and immune-mediated diseases. In a clinical trial (NCT05108623) involving patients with treatment-refractory solid tumors, agenT-797 was evaluated as monotherapy and in combination with PD-1 inhibitors nivolumab or pembrolizumab. Treatment was associated with reductions in target and non-target lesions and durable disease stabilization, including a partial response in a patient with checkpoint-refractory gastric cancer. AgenT-797 also demonstrated long-term persistence in the bloodstream—up to six months—without HLA matching or lymphodepletion. The therapy was well tolerated, with no cases of cytokine release syndrome (CRS) or GVHD.

These data were presented at the Society for Immunotherapy of Cancer (SITC) Annual Meeting in 2024. Preclinical data from the same program demonstrated that agenT-797, when combined with bispecific engagers targeting MUC16, HER2, Claudin 18.2, or DLL3, enhanced tumor cell killing, T cell activation, and reduced exhaustion markers—supporting potential future combination strategies.

Further peer-reviewed data support the clinical activity of agenT-797. A case report published in Oncogene in January 2024 described a patient with metastatic gastric cancer who achieved a 42% tumor reduction and more than nine months of progression-free survival after a single infusion of agenT-797 plus nivolumab. More recently, on July 11, 2025, a landmark Oncogene publication reported a complete and durable remission in a patient with metastatic, treatment-refractory testicular cancer. This patient, who had progressed on multiple prior therapies including chemotherapy, autologous stem cell transplant, and checkpoint blockade (anti–PD-1, anti–CTLA-4, anti–TIGIT), received a single infusion of agenT-797 with nivolumab. The patient achieved complete clinical, radiographic, and biochemical remission, with no evidence of disease more than two years later. Donor iNKT cells were detected in circulation for up to six months, and the regimen was well tolerated.

Based on these findings, a clinical trial (NCT06251973) is actively enrolling patients with previously treated gastric, esophageal, or gastroesophageal junction (GEJ) adenocarcinoma. This investigator-sponsored study, led by Dr. Yelena Janjigian at Memorial Sloan Kettering Cancer Center, is evaluating agenT-797 in combination with botensilimab (a novel Fc-enhanced CTLA-4 inhibitor), balstilimab (anti–PD-1), ramucirumab, and paclitaxel. The study, which aims to enroll approximately 38 patients, was highlighted at the ASCO GI Symposium in January 2025 followed by a presentation of the immune modulating and clinical activity of the combination at the inaugural AACR-IO congress in February of 2025 and additional data are anticipated in the impending months.

Beyond oncology, agenT-797 has shown promise in acute pulmonary immune failure. In a clinical trial (NCT04582201) evaluating patients with moderate to severe viral acute respiratory distress syndrome (ARDS), agenT-797 was associated with overall survival exceeding 70%. In the subgroup of patients receiving veno-venous extracorporeal membrane oxygenation (VV ECMO), survival was 80%—compared to a historical ICU control survival rate of approximately 10%. These results were published in Nature Communications in February 2024. Additional clinical and translational findings from this program were presented at the American Thoracic Society (ATS) Annual Meetings in 2023 and 2024. We intend to advance development of agenT-797 for viral ARDS in a large-scale, externally funded platform trial.

In parallel, we are developing a pipeline of next-generation, engineered iNKT cell therapies designed to enhance tumor targeting, overcome resistance, and remodel the tumor microenvironment. Our two most advanced preclinical candidates are MiNK-413, an IL-15 armored CAR-iNKT targeting B cell maturation antigen (BCMA), and MiNK-215, an IL-15 armored CAR-iNKT targeting fibroblast activation protein (FAP). Both programs have shown robust preclinical activity and competitive manufacturing advantages. MiNK-413 has demonstrated tumor clearance and improved persistence in preclinical models of hematologic malignancy. MiNK-215 has shown potent activity in lung and colorectal cancer models, including organoid systems with liver metastases, where it enhanced T cell-mediated killing, depleted suppressive FAP-expressing stromal cells, and improved CD8+ infiltration. Preclinical data were presented at the American Society of Gene and Cell Therapy (ASGCT) 2023 and American Association for Cancer Research (AACR) 2024 annual meetings. IND-enabling studies for MiNK-215 are underway.

To date, we have treated nearly 100 patients across cancer and immune-mediated indications. Our work has yielded insights into the mechanisms driving iNKT cell activity, durability, and safety. With our vertically integrated platform, proprietary technologies, and experienced leadership team, we believe we are well positioned to deliver transformative cellular immunotherapies that can be broadly deployed across high-burden diseases.

Corporate Information

We were incorporated as AgenTus Biosciences Inc. in Delaware in July 2017. We changed our name to AgenTus Therapeutics, Inc. in October 2017 and to MiNK Therapeutics, Inc. in June 2021. Our principal executive offices are located at 149 Fifth Avenue Suite 500, New York, NY 10010, and our telephone number is 212-994-8250. Our website is minktherapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock” in the accompanying prospectus.

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $50,000,000.

Common stock outstanding after this offering	Up to 5,196,820 shares, assuming sales of 1,231,223 shares of common stock in this offering at an offering price of $40.61 per share, which was the last reported price of our shares of common stock on the Nasdaq Capital Market on July 14, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time for our common stock in the United States through the Sales Agent. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes which may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Risk factors	Your investment in our common stock involves substantial risks. You should consider the “Risk Factors” beginning on page S-6 of this prospectus supplement and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market Symbol	“INKT”

The number of shares of our common stock to be outstanding immediately after this offering is based on 3,965,597 shares of our common stock outstanding as of March 31, 2025 and excludes:

•

884,371 shares of common stock issuable upon exercise of the options granted to employees and non-employees, as well as options granted to members of the board of directors, at a weighted-average exercise price of $17.76 per share, as of March 31, 2025;

•	89,676 shares of common stock issuable upon vesting of non-vested stock granted to employees, consultants and directors, as of March 31, 2025;

•	391,178 shares of common stock reserved for issuance under our 2021 Equity Incentive Plan, as of March 31, 2025;

•	173,492 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, as of March 31, 2025; and

•	the shares of common stock issuable upon the conversion of our outstanding convertible promissory notes due January 1, 2026.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options and warrants to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to MiNK described below and incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q and 8-K filed with the SEC, and in the other documents incorporated by reference into this prospectus and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Additional Risks Relating to this Offering and Our Common Stock

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and other general corporate purposes which may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming the sale of 1,231,223 shares of our common stock in this offering, based on the assumed public offering price of $40.61 per share, which was the last reported sale price of our common stock on Nasdaq Capital Market on July 14, 2025, and net tangible book value per share of our common stock of $5.05 as of March 31, 2025, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $35.56 per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, if any, for working capital and other general corporate purposes which may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

As of March 31, 2025, we had a net tangible book value of $(21.8) million, or $(5.50) per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at March 31, 2025, after giving effect to the assumptions set forth below.

After giving effect to the sale of our common stock in the aggregate amount of $48.0 million at an assumed offering price of $40.61 per share, the last reported sale price of our common stock on Nasdaq Capital Market as of July 14, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2025 would have been $26.2 million, or $5.05 per share of common stock. This represents an immediate increase in the net tangible book value of $10.55 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $35.56 per share to new investors. The following table illustrates this per share dilutions:

Assumed offering price per share		$40.61
Net tangible book value per share as of March 31, 2025	$(5.50)
Increase in net tangible book value per share after this offering	10.55

As-Adjusted net tangible book value per share as of July 11, 2025, after giving effect to this offering		5.05

Dilution per share to new investors participating in this offering		$35.56

The above discussion and table exclude:

•

884,371 shares of common stock issuable upon exercise of the options granted to employees and non-employees, as well as options granted to members of the board of directors, at a weighted-average exercise price of $17.76 per share, as of March 31, 2025;

•	89,676 shares of common stock issuable upon vesting of non-vested stock granted to employees, consultants and directors, as of March 31, 2025;

•	391.178 shares of common stock reserved for issuance under our 2021 Equity Incentive Plan, as of March 31, 2025;

•	173,492 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, as of March 31, 2025; and

•	the shares of common stock issuable upon the conversion of our outstanding promissory convertible notes due January 1, 2026.

To the extent any of these outstanding options or warrants are exercised at a price less than the public offering price, there may be further dilution to purchasers of our common stock in this offering.

The information above reflects and assumes no exercise of outstanding options and warrants to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans.

PLAN OF DISTRIBUTION

Pursuant to the ATM Sales Agreement we may issue and sell an aggregate of up to $50,000,000 of our common stock from time to time through the Sales Agent. The ATM Sales Agreement has been filed with the SEC and is incorporated by reference into this prospectus. This is a brief summary of the material terms of the ATM Sales Agreement and does not purport to be a complete statement of its terms and conditions.

Each time that we wish to sell common stock under the ATM Sales Agreement, we will provide the Sales Agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. The settlement between us and the Sales Agent of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction. The obligation of the Sales Agent under the ATM Sales Agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay the Sales Agent a commission of up to 3.0% of the gross proceeds of the sale price per share. In addition, we have agreed to reimburse the Sales Agent for the reasonable and documented out-of-pocket fees and disbursements of its counsel incurred in connection with entering into the transactions contemplated by the ATM sales agreement in an amount not to exceed $75,000 in the aggregate, and ongoing diligence arising from the transactions contemplated by the ATM sales agreement in an amount not to exceed $5,000 in the aggregate per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the ATM Sales Agreement, will be approximately $460,000.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock contemplated in this prospectus, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The offering of our common stock pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the issuance and sale of all of our common stock subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement by us or the Sales Agent.

Relationships

The Sales Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Sales Agent and its affiliates may effect transactions for their own accounts or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the Sales Agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “INKT.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP. The NBD Group, Inc. is counsel to the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of MiNK Therapeutics, Inc. as of December 31, 2024 and 2023 and for the years then ended, have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement and the accompanying prospectus are a part of a Registration Statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information requirements of the Exchange Act and file annual, quarterly and special reports, proxy statements and other information with the SEC. We file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.agenusbio.com. Information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.

Our web site address is minktherapeutics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025.

•	Our Current Reports on Form 8-K filed with the SEC on January 21, 2025 (with respect to items 5.03 and 5.07), June 18, 2025 (with respect to Item 5.07) and July 14, 2025 (with respect to Item 8.01).

•

Our annual Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 30, 2025 (with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024).

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-40908) filed with the Commission on October 13, 2021, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MiNK Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

Attention: Investor Relations

Telephone: (212) 994-8250

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

MiNK Therapeutics, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances:

•	common stock;

•	preferred stock;

•	warrants to purchase our common stock, preferred stock or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $50,000,000.

This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should carefully read this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INKT.” On November 2, 2022, the closing price of our common stock was $2.13. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

As of November 2, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $13,915,511 million based on 33,785,929 shares of outstanding common stock as of such date, at a price of $2.92 per share on September 8, 2022, which was the highest closing sale price of our common stock on the Nasdaq Capital Market within 60 days of the filing date of this registration statement. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 4.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2022.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $50,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Trademarks

We use MiNK™, which we have an application pending for with the United States Patent and Trademark Office, and/or in other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may be listed without the ®, SM and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus and any accompanying prospectus supplement concerning our industry and the markets in which we operate, including our general expectations, market position and market opportunity, is based on our management’s estimates and research, as well as industry and general publications and research, surveys and studies conducted by third parties. We believe that the information from these third-party publications, research, surveys and studies included in this prospectus and any accompanying prospectus supplement is reliable. Management’s estimates are derived from publicly available information, their knowledge of our industry and their assumptions based on such information and knowledge, which we believe to be reasonable. This data involves a number of assumptions and limitations which are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates.

References in this prospectus to the terms “the Company,” “MiNK,” “we,” “our” and “us” or other similar terms mean MiNK Therapeutics, Inc. and its subsidiaries, unless we state otherwise or the context indicates otherwise.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Company Overview

We are a clinical stage biopharmaceutical company pioneering the discovery, development and manufacturing of allogeneic, off-the-shelf invariant natural killer T, or iNKT, cell therapies to treat cancer and other immune-mediated diseases. iNKT cells are a distinct T cell population that combine durable memory responses with the rapid cytolytic features of natural killer cells. iNKT cells offer distinct therapeutic advantages as a platform for allogeneic therapy in that the cells naturally home to tissues, aid clearance of tumors and infected cells, and suppress Graft versus Host Disease. Our proprietary platform is designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. As such, we believe that our approach represents a highly versatile application for therapeutic development in cancer and immune diseases. We are leveraging our platform and manufacturing capabilities to develop a wholly owned or exclusively licensed pipeline of both native and engineered iNKT cells.

We have incurred losses since our inception. As of September 30, 2022, we had an accumulated deficit of $103.2 million. We expect to continue to incur operating losses and negative cash flows for the foreseeable future. Management continues to monitor our liquidity position and will adjust spending as needed in order to preserve liquidity. Our future liquidity needs will be determined primarily by the success of our operations with respect to the progress of our product candidates and key development and regulatory events in the future. Potential sources of additional funding include: (1) pursuing collaboration, out-licensing and/or partnering opportunities for our portfolio programs and product candidates with one or more third parties, (2) securing debt financing and/or (3) selling equity securities.

Corporate Information

We were incorporated as AgenTus Biosciences Inc. in Delaware in July 2017. We changed our name to AgenTus Therapeutics, Inc. in October 2017 and to MiNK Therapeutics, Inc. in June 2021. Our principal executive offices are located at 149 Fifth Avenue Suite 500, New York, NY 10010, and our telephone number is 212-994-8250. Our website is minktherapeutics.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	the initiation, timing, process and results of our research and development programs, preclinical studies and clinical trials;

•	our ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo for multiple programs;

•	our ability to advance any product candidates that we may develop and successfully complete clinical trials and obtain licensure;

•	our ability to quickly leverage our initial programs and to progress additional programs to create a clinical portfolio;

•	the implementation of our strategic plans for our business, programs, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments related to our competitors and our industry;

•	our ability to maintain our collaborative relationship with Agenus Inc., as well as our ability to identify and enter into future license agreements and collaborations;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel; and

•	our use of proceeds from this offering, estimates of our expenses, capital requirements and needs for additional financing.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development and commercialization of our product candidates, the acquisition or in-licensing of products or product candidates, business or technologies, collaborations, working capital and capital expenditures. We may temporarily invest the net proceeds we receive in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government and its agencies.

We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will have broad discretion in the application of the net proceeds we may receive, and investors will be relying on the judgment of our management regarding the application of our net proceeds. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time, subject to applicable law:

•	common stock;

•	preferred stock;

•	warrants to purchase our common stock, preferred stock or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

We may issue debt securities that are exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the Commission that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and certain provisions of our amended and restated certificate of incorporation, or the Amended and Restated Certificate of Incorporation, and amended and restated bylaws, or the Amended and Restated Bylaws are summaries and are qualified by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are on file with the Commission as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.00001 per share. As of September 30, 2022, we had 33,785,929 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-takeover Effects of Our Certificate of Incorporation and Our By-laws

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

Classified board. The Amended and Restated Certificate of Incorporation provides that the board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the board of directors is elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the board. The Amended and Restated Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the board of directors.

Action by written consent; special meetings of stockholders. The Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of the board of directors. Except as described above, stockholders are not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance notice procedures. The Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Secretary of the Company timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Amended and Restated Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Amended and Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Supermajority approval requirements. The Delaware General Corporation Law, or the DGCL, generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws requires a greater percentage. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could enable a minority of the Company’s stockholders to exercise veto power over any such amendments.

Authorized but unissued shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum. Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Under our Amended and Restated Certificate of Incorporation, this exclusive forum provision will not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction and explicitly does not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Furthermore, our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any compliant asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of the Company may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF OUR PREFERRED STOCK

Under the terms of our Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue up to 5,000,000 shares of our preferred stock, par value $0.00001 per share, in one or more series without stockholder approval. As of September 30, 2022, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the Commission. To the extent appropriate, this description will include, where applicable:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the identity of any depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our common stock, preferred stock or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our common stock and the number of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred stock, the number of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $50,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $50,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Exchange and Conversion Rights

We may issue debt securities which can be exchanged for or converted into our common stock or preferred stock, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•

failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more common stock, preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.minktherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 18, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 13, 2022, August 15, 2022 and November 3, 2022, respectively;

•	the information in our proxy statement filed on April 29, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	our Current Reports on Form 8-K filed with the Commission on January 6, 2022, March 8, 2022, June 14, 2022 and August 5, 2022.

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-40908) filed with the Commission on October 13, 2021, including any amendment or report filed for the purpose of updating such description.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing to us at the following address: MiNK Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, New York 10010; Attention: Investor Relations.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MiNK Therapeutics, Inc. as of December 31, 2021 and 2020 and for the years then ended, have been so incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Up to $50,000,000 of Common Stock

Prospectus Supplement

Sole Sales Agent

B. RILEY SECURITIES

July 15, 2025